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                                                                   Exhibit 10.69
                                  [TRANSLATION]
                            [PETRINI SPA LETTERHEAD]



Mr. Lucio De Luca                              Bastia  Umbra, November  30, 1999
Via Mercalli n. 1
20121 Milano


RE:    YOUR EMPLOYMENT AS MANAGER


Dear Mr. De Luca,

       In accordance with our previous understandings, we hereby confirm that you will be employed as manager of Petrini SpA (hereinafter, the "Company"), upon the terms and conditions hereinafter specified.

1.     DUTIES

1.1 You will be employed as manager, pursuant to the terms of National Collective Labor Agreement of the Managers of the industrial sector, which is applied by the Company since December 1, 1998 (hereinafter, the "CLA"). You will receive the employment classification of General Manager, reporting directly to the President of the Company. Your office will be located in Bastia Umbria.

1.2 As an employee of the Company, you hereby undertake, as long as you are employed, to provide your best efforts, capacity and time in performing your General Manager's duties and to serve faithfully and honestly the Company, by using your energies for the benefit of same.

2.     COMPENSATION

2.1    As long as you are employed with the Company, as provided at paragraph
       4.1 below, you will receive an annual gross salary of Lit. 300,000,000. In the event that the conditions set forth under paragraph 4.2 below are satisfied your annual gross salary will be increased up to Lit. 350,000,000 as of January 1, 2000.

2.2 You will be also paid the biennial seniority increases provided for by the CLA.

2.3 The amount of your compensation in excess of the amount provided by the CLA presently in force (super - minimum) will absorb any increase owed pursuant the CLA in the event same is amended in future.

2.4 The salary will be paid in 14 monthly installments as provided for by the CLA.

2.5 The expenses incurred performing your duties of manager will be reimbursed as provided by the CLA.

2.6 During all the lasting of your employment relationship and solely for purposes related thereto, the Company will keep at your disposal a company car of the type Lancia K and a mobile phone.


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3.     DUTIES OF LOYALTY AND CONFIDENTIALITY

3.1 You will provide the Company with all of your professional expertise and your full effort in performing your duties. Without the prior written consent of the company, you cannot engage into any other activity whether as independent contractor or employee; hold a participation in other companies; accept any directorship or engage into similar offices; hold conferences or make publications of any kind, even if related to your business activity or of interest to the Company.

3.2 You hereby undertake to maintain strictly confidential and not to disclose the knowledge required for the performance of your duties, as well as trade secrets and the know how of the Company.

3.3 All of the documents of the Company, even those signed by you, are and shall remain property of the Company. In any event, you will not be entitled to retain or make copy of the aforesaid documentation which shall be, at any time, at Company's disposal.

4.     DURATION

4.1 Except for the provisions set forth by paragraph 4.2, your employment relationship shall be deemed for a definite period of 18 months, at the expiration of this term this agreement will automatically terminate, without advance notice period.

4.2 Without prejudice to the provisions of paragraph 4.1, upon expiration of the term set forth by paragraph 4.1, this agreement will be automatically converted into an employment agreement for an indefinite term, provided that the Company's EBITDA related to the fiscal year ended as of December 31, 1999 will exceed, by at least 7%, the EBITDA related to the fiscal year ended as of December 31, 1998. The EBITDA related to the fiscal years 1998 and 1999 shall be calculated in accordance with the accounting principles adopted by the Company in drafting the Financial Statements, during the last 5 fiscal years.

5.     BONUS

       Provided that the conditions set forth by in paragraph 4.2 above are satisfied you will be entitled to a gross bonus of Lit. 50,000,000. For every year succeeding 1999 the bonus will be agreed by the parties on the basis the Company's rules and having regard to the financial results of the Company.

6.     PARTICIPATION TO THE BOARD OF DIRECTORS

       You should give your availability to be part of the Board of Directors of the Company if event same will appoint you and the shareholders meeting will confirm your appointment. It is understood that your appointment as member of the board relates to the specific aim of empowering you to represent the Company and it is not in connection with your employment duties and therefore the extent of the power delegated to you in your capacity of member of the Board of Directors may be changed with no effect on your duties as General Manager. You will have no entitlement to any compensation as Director or General Manager. However, notwithstanding the above the Company at its own discretion, may decide to compensate you for specific and limited in time tasks performed.

7.     PRIVACY

       Pursuant to Law no. 675/96 as subsequently amended by Legislative Decree no. 123/97, you hereby give your consent that your personal data be used by the Company, including

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       the disclosure and communication thereof to third parties, in connection with the fulfillment of all the obligations related to your employment relationship. For this purpose, you hereby confirm of having been informed on the content and implications of article 10 of the aforesaid Law.

 8.    APPLICABLE LAW AND INTERNAL REGULATION

       Your employment relationship will be governed by the Italian law and by the CLA presently in force and as subsequently amended. You will be also subjected to the disciplinary rules and the related procedure of the Company which are additional with respect to disciplinary rules provided for by the Italian law and by the CLA.


The Company                                               Lucio De Luca

[Signature]                                               [Signature]